10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY HIGH INCOME FUND

August 1, 2004 through January 31, 2005



Issuer:	MGM Mirage 144A
Trade Date:  8/11/2004
Selling Dealer:	Bank of America Securities
Amount:	4,900,000
Price:	100.00
% Received by Fund:  0.98%
% of Issue:  7.60% A

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 33,100.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A



Issuer:	Dresser Rand Group Inc., 7.375% due 11/1/14
Trade Date:  10/14/2004
Selling Dealer:	Morgan Stanley
Amount:	1,425,000
Price:	100.00
% Received by Fund:  0.34%
% of Issue:  1.57% B

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 5,165,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A



Issuer:	HCA Inc.
Trade Date:  11/16/2004
Selling Dealer:	JPMorgan
Amount:	2,750,000
Price:	99.67
% Received by Fund:  0.367%
% of Issue:  2.667% C

(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases of by other affiliated mutual funds and discretionary accounts in the amount of 17,250,000.

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
N/A

Co-Managers (s):
N/A

Selling Group:
N/A